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Exhibit 20.a
Fingerhut Receivables, Inc.                               Fingerhut Master Trust                                   Monthly Report
Securityholder's Statement                                        Series 1998-1                                       Sept-2000
						                                             Class A         Class B            CTO            Class D           Total
(i)   Original Security Amount                 337,500,000.00   51,136,000.00    61,364,000.00    61,364,000.00    511,364,000.00
(ii)  Security Principal Distributed            22,500,000.00            0.00             0.00                      22,500,000.00
(iii) Security Interest Distributed              1,593,375.00      268,037.87       392,147.92                       2,253,560.79


      Security Principal Distributed per $1,000    66.6666667       0.0000000        0.0000000
      Security Interest Distributed per $1,000      4.7211111       5.2416667        6.3905208
(iv) Principal Collections                      15,873,931.96    2,405,124.10     2,886,186.55     2,886,186.55     24,051,429.16
(v)  Finance Collections                        10,355,432.82    1,784,682.30     2,141,646.68     2,141,646.68     16,423,408.48
     Recoveries                                    693,391.72      121,221.47       145,467.66       145,467.66      1,105,548.51
     Defeasance Funding Acct Earnings                    0.00            0.00             0.00             0.00              0.00
      Total Finance Collections                 11,048,824.54    1,905,903.77     2,287,114.34     2,287,114.34     17,528,956.99
       	Total Collections                       26,922,756.50    4,311,027.87     5,173,300.89     5,173,300.89     41,580,386.15
(vi) Aggregate Amount of Principal Receivables                                                                   1,603,663,927.91
     Invested Amount (End of Month)            315,000,000.00   51,136,000.00    61,364,000.00    61,364,000.00    488,864,000.00
     Floating Allocation Percentage               19.6425195%      3.1886980%       3.8264875%       3.8264875%       30.4841925%
     Fixed/Floating Allocation Percentage         21.0455567%      3.1886980%       3.8264875%       3.8264875%       31.8872297%
     Invested Amount (Beginning of Month)      337,500,000.00   51,136,000.00    61,364,000.00    61,364,000.00    511,364,000.00
     Average Daily Invested Amount                                                                                 501,721,142.86
(vii)  Receivable Delinquencies
       Current                                                                                           75.00%  1,424,931,696.82
       30 Days to 59 Days                                                                                 5.87%    111,397,564.68
       60 Days to 89 Days                                                                                 4.36%     82,868,861.03
       90 Days and Over                                                                                  14.77%    280,700,944.60
       	  Total Receivables                                                                             100.00%  1,899,899,067.13
(viii) Aggregate Investor Default Amount                                                                             9,920,925.38
       As a % of Average Daily Invested Amount  (Annualized based on 365 days/year)                                        20.62%
(ix)  Security Charge-Offs                              0.00             0.00             0.00             0.00              0.00

(x)   Servicing Fee                               602,459.02        97,801.09       117,362.84       117,362.94        934,985.79


(xi) Unreimbursed Redirected Principal Collections                   0.000000         0.000000         0.000000              0.00
(xii) Excess Funding Account Balance                                                                                         0.00
(xiii) CTO Trigger Event Occurrence                                                                                          None
       CTO Reserve Amount                                                                                                     N/A
(xiv) Number of New Accounts Added to the Trust                                                                           102,995
(xv) Revolving Receivables Reserve Account Balance                                                                   4,375,700.00
(xvi) Defeasance Funding Account Balance                                                                                     0.00
Average Net Portfolio Yield                                                                                                15.81%
Minimum Base Rate                                                                                                           8.18%

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